Exhibit 99.1

Co-Diagnostics Announces Reverse Stock Split

SALT LAKE CITY, Dec. 30, 2025 /PRNewswire/ — Co-Diagnostics, Inc. (Nasdaq: CODX) (“Co-Dx” or “the Company”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced that it has filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of its common stock at a ratio of 1-for-30 shares. The reverse stock split will become effective at 12:01 a.m. ET on Friday, January 2, 2026. Co-Dx’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “CODX” and will begin trading on a split-adjusted basis when the market opens on Friday, January 2, 2026. The reverse stock split is intended to enable the Company to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The new CUSIP number for Co-Dx’s common stock following the reverse stock split will be 189763 204.

At the Special Meeting of Stockholders held on December 5, 2025, the Company’s stockholders approved a reverse stock split of Co-Dx common stock at a ratio of not less than 1-for-2 and not more than 1-for-30 shares, with such ratio to be determined by the Board of Directors. Additional information regarding the reverse stock split approved by stockholders can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 10, 2025.

The Amendment provides that at the effective time of the reverse stock split, each 30 shares of the Company’s issued and outstanding common stock will be automatically combined into one validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share. The reverse stock split will impact all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and warrants outstanding immediately prior to the effectiveness of the reverse stock split with a corresponding increase in exercise price per share.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the reverse stock split will have those shares rounded up to the next whole share. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, VStock Transfer, LLC.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform (subject to regulatory review and not currently for sale) to identify genetic markers for use in applications other than infectious disease.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) that are subject to a number of risks and uncertainties. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. There can be no assurance that implementing a reverse stock split will result in the company regaining compliance with Nasdaq listing requirements or that if compliance is regained that the company will be able to maintain such compliance. A discussion of additional risks and uncertainties can be found in the Company’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the SEC on March 27, 2025, and in the Company’s other filings with the SEC. Co-Dx undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Company Contact:

Andrew Benson

Head of Investor Relations

+1 801.438.1036

investors@codiagnostics.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

+1 212.896.1254

CODX@KCSA.com

Media Contact:

Jennifer Webb

ColtrinMethod PR

jcoltrin@coltrinmethodpr.com